    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------


                     INTERNATIONAL ALLIANCE SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                  22-2769024
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                   Identification No.)

      10055 SWEET VALLEY DRIVE
          VALLEY VIEW, OHIO                                44125
        (Address of Principal                           (Zip Code)
         Executive Offices)


                     INTERNATIONAL ALLIANCE SERVICES, INC.
                         AGENTS 1997 STOCK OPTION PLAN
                                      AND
                        1996 EMPLOYEE STOCK OPTION PLAN
                             (Full Title of Plans)

                               EDWARD F. FEIGHAN
                     INTERNATIONAL ALLIANCE SERVICES, INC.
                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO 44125
                    (Name and Address of Agent For Service)

                                 (216) 447-9000
         (Telephone Number, Including Area Code, of Agent For Service)

                              ------------------


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
         TITLE OF SECURITIES           AMOUNT TO BE     OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION FEE
          TO BE REGISTERED              REGISTERED       PER SHARE(*)              PRICE(*)
- -------------------------------------- -------------- -------------------- ------------------------- --------------------
COMMON STOCK, PAR VALUE $.01 PER
SHARE..........................          2,200,000        $   9.375            $  20,625,000              $  6,250
==========================================================================================================================

(*) THE OFFERING PRICE IS ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF THE REGISTRATION FEE. SUCH ESTIMATE HAS BEEN CALCULATED IN ACCORDANCE WITH RULE 457(H) AND IS BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES PER SHARE OF THE REGISTRANT'S COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 3, 1997.

===============================================================================

                                    PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by International Alliance Services, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:


     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

     (d) The Registrant's Current Reports on Form 8-K dated January 7, 1997; January 16, 1997; February 26, 1997; April 21, 1997; May 2, 1997 and
          July 23, 1997, respectively;

     (e)  The Registrant's Current Report on Form 8-K/A dated April 3, 1997;
          and

     (f) The description of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10 for registration of securities pursuant to Section 12(b) or 12(g) of the Exchange Act, as filed on April 19, 1995 and effective on April 21, 1995, file number 0-25890.


         All documents and reports subsequently filed by the Registrant or the Registrant's International Alliance Services, Inc. Agents 1997 Stock Option Plan or International Alliance Services, Inc. 1996 Employee Stock Option Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Mr. Rick L. Burdick, a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P., owns 500 shares of Common Stock and warrants to purchase 12,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel, if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The Certificate of Incorporation of the Registrant entitles the Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Bylaws of the Registrant provide that to the fullest extent and in the manner provided by the laws of the State of Delaware and specifically as is permitted under

Section 145 of the DGCL, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if he acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in a good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

         The Bylaws also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless the court orders otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 10, Commission file no. 0-25890, and incorporated herein by reference)

         4.2 Certificate of Amendment of the Certificate of Incorporation of the Registrant dated October 18, 1996 (filed as Exhibit
                  3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference)

         4.3      Amended and Restated Bylaws of the Registrant (filed as
                  Exhibit 3.2 to the Registrant's Registration Statement on Form 10, Commission file no. 0-25890, and incorporated herein by reference)

         4.4 Form of Stock Certificate of Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 10, Commission file no. 0-25890, and incorporated herein by reference)

         5        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P

         23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5)

         23.2     Consent of KPMG Peat Marwick LLP

         24       Powers of Attorney (included in signature pages hereto)


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           A. to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           B. to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed which the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           C. to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley View, State of Ohio, on this 5th day of September 1997.

                                      INTERNATIONAL ALLIANCE SERVICES, INC.


                                      By: /s/ EDWARD F. FEIGHAN
                                          -------------------------------------
                                          Edward F. Feighan
                                          Chief Executive Officer and President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward F. Feighan, Gregory J. Skoda, and Craig L. Stout, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                       DATE
               ---------                                -----                       ----
        /s/ MICHAEL G. DEGROOTE                Chairman of the Board and       September 5, 1997
- ----------------------------------------       Director
            Michael G. DeGroote

        /s/ EDWARD F. FEIGHAN                  Chief Executive Officer,        September 5, 1997
- ----------------------------------------       President and Director
            Edward F. Feighan                  (Principal Executive Officer)

         /s/ GREGORY J. SKODA                  Executive Vice President and    September 5, 1997
- ----------------------------------------       Chief Financial Officer
             Gregory J. Skoda                  (Principal Financial and
                                               Accounting Officer)

        /s/ DOUGLAS R. GOWLAND                 Vice President -                September 5, 1997
- ----------------------------------------       Environmental Operations
            Douglas R. Gowland                 and Director

        /s/ CRAIG L. STOUT                     Chief Operating Officer and     September 5, 1997
- ----------------------------------------       Director
            Craig L. Stout

        /s/ HARVE A. FERRILL                   Director                        September 5, 1997
- ----------------------------------------
            Harve A. Ferrill

        /s/ HUGH P. LOWENSTEIN                 Director                        September 5, 1997
- ----------------------------------------
            Hugh P. Lowenstein

        /s/ RICHARD C. ROCHON                  Director                        September 5, 1997
- ----------------------------------------
            Richard C. Rochon

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT
- -------                           -------
4.1      Amended and Restated Certificate of Incorporation of the Registrant
         (filed as Exhibit 3.1 to the Registrant's Registration Statement on
         Form 10, Commission file no. 0-25890, and incorporated herein by reference)

4.2 Certificate of Amendment of the Certificate of Incorporation of the Registrant dated October 18, 1996 (filed as Exhibit 3.2 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1996, and incorporated herein by reference)

4.3 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form 10, Commission file no. 0-25890, and incorporated herein by reference)

4.4      Form of Stock Certificate of Common Stock of the Registrant (filed as
         Exhibit 4.1 to the Registrant's Registration Statement on Form 10,
         Commission file no. 0-25890, and incorporated herein by reference)

5        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P

23.1     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5)

23.2     Consent of KPMG Peat Marwick LLP

24       Power of Attorney (included in signature pages hereto)